UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report June 8, 2012

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 8, 2012, Aircastle Limited (the “Issuer”), completed its offer to exchange up to $500 million of its outstanding 6.75% Senior Notes due 2017 (the “2017 Original Notes”) for 6.75% Senior Notes due 2017 that have been registered under the Securities Act of 1933, as amended (the “2017 New Notes”) and to exchange up to $300 million of its outstanding 7.625% Senior Notes due 2020 (the “2020 Original Notes” and, collectively with the 2017 Original Notes, the “Original Notes”) for 7.625% Senior Notes due 2020 that have been registered under the Securities Act of 1933, as amended (the “2020 New Notes” and, collectively with the 2017 New Notes, the “New Notes”).  The exchange offer was made in order to satisfy certain obligations of the Issuer contained in a Registration Rights Agreement, dated as of April 4, 2012.

The exchange offer expired at 5:00 p.m., New York City time, on June 6, 2012.  All $300 million in aggregate principal amount of the 2020 Original Notes were exchanged and $498.9 million in aggregate principal amount of the 2017 Original Notes were exchanged.  The New Notes are substantially identical to the Original Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended, and, as a result, the transfer restrictions and registration rights provisions applicable to the Original Notes do not apply to the New Notes.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED

(Registrant)

By:	/s/ David Walton
David Walton

Chief Operating Officer, General Counsel and Secretary

Date: June 8, 2012